                                 [Letterhead]

                                           June 21, 2000




To Our Shareholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of shareholders of City Holding Company to be held at the Embassy Suites Charleston located at 300 Court Street, Charleston, West Virginia 25301, on July 17, 2000, at 1:00 p.m. We look forward to personally greeting those of you who are able to attend the meeting.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the postage-paid envelope provided.

     City Holding Company thanks you for your consideration and continued support.

                                           Sincerely,

                                           /s/ Philip L. McLaughlin
                                           ------------------------------

                                           Philip L. McLaughlin,
                                           Chairman of the Board

                             CITY HOLDING COMPANY
                               25 Gatewater Road
                             Post Office Box 7520
                     Charleston, West Virginia 25356-0520


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held July 17, 2000

     Notice is hereby given that the Annual Meeting of shareholders of City Holding Company will be held at the Embassy Suites Charleston located at 300 Court Street, Charleston, West Virginia 25301, on July 17, 2000, at 1:00 p.m. (local time) for the following purposes:

     1. To elect six Class One (I) directors to serve for a term of three years. The names of the nominees are set forth in the accompanying proxy statement.

     2. To ratify the Board of Directors' appointment of Ernst & Young LLP as independent auditors of City Holding Company for 2000.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on June 8, 2000, are the only shareholders entitled to notice of and to vote at the annual shareholders meeting.

                                        By Order of the Board of Directors,



                                        /s/ Victoria A. Evans
                                        -------------------------------------

                                        Victoria A. Evans
                                        Secretary

June 21, 2000



                               IMPORTANT NOTICE

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                             CITY HOLDING COMPANY
                               25 Gatewater Road
                             Post Office Box 7520
                     Charleston, West Virginia 25356-0520

                                PROXY STATEMENT

Information Concerning the Solicitation

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of shareholders of City Holding Company (the "Company") to be held on July 17, 2000.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their best efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed, on or about June 21, 2000, to shareholders of record at the close of business on June 8, 2000.

     A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying, in writing, Victoria A. Evans, City Holding Company, P.O. Box 7520, Charleston, West Virginia 25356-0520, by the execution of a proxy with a later date, or by voting in person at the Annual Meeting the shares represented by the proxy. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals One and Two.

Shareholders' Proposals for 2001 Annual Meeting

     Shareholders' proposals intended to be presented at the 2001 Annual Meeting must be received by the Company no later than 120 days before the Company first mails its proxy statement for the 2001 Annual Meeting for inclusion in the Company's proxy statement and form of proxy for that meeting. To be so included, all such submissions must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. The Board of Directors directs the close attention of interested shareholders to that Rule. In addition, if the Company does not receive notice of a shareholder proposal at least 45 days before the Company first mails its proxy statement for the 2001 Annual Meeting, the persons named as proxies in the Company's proxy card for the 2001 Annual Meeting will have discretionary authority to vote on such proposal at the 2001 Annual Meeting.

Outstanding Voting Securities

     Only shareholders of record at the close of business on June 8, 2000, are entitled to vote at the annual meeting. On that day, there were issued and outstanding 16,887,934 shares of common stock (after deducting an aggregate of 4,979 shares held in treasury). Each share has one vote. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Directors are elected by a plurality of the votes cast. In all elections of directors, each shareholder shall have the right to cast one vote for each share of stock owned by him for as many persons as there are directors to be elected, or upon notice to the Company, he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock or he may distribute them on the same principle among as many candidates and in such manner as he shall desire. If one shareholder has given notice that he intends to cumulate votes, all shareholders may do so. If a shareholder gives such notice, the proxies appointed by the shareholders are authorized to cumulate their votes at their discretion.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum.

As a consequence, abstentions will be counted as votes against the proposal. Because director nominees must receive a plurality of the votes cast at the meeting, a vote withheld will not affect the outcome of the election.

            STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND
                           NAMED EXECUTIVE OFFICERS

     The Company's only authorized voting equity security is its Common Stock, par value $2.50 per share (the "Common Stock"). As discussed on the preceding pages, the Company's Common Stock has one vote per share on all matters except the election of Directors.

     The table below presents certain information as of the Record Date regarding beneficial ownership of shares of Common Stock by Directors, nominees for Director, named executive officers, and all Directors and executive officers as a group. The Company knows of no person that owns more than 5% of the outstanding Common Stock.

                                                                                Common Shares              Aggregate
                                     Sole Voting and                              Subject to a            Percentage
Name of Beneficial Owner            Investment Power         Other/(1)/         Right to Acquire/(2)/       Owned
---------------------------------------------------------------------------------------------------------------------
Samuel M. Bowling                            80,261               5,758                         -           *

Phillip W. Cain                               4,530                 714                         -           *

Dr. D. K. Cales                              92,152                   -                         -           *

Hugh R. Clonch                               19,378              91,985                         -           *

Steven J. Day (3)                            35,676              23,524                    39,043           *

William C. Dolin                             34,974                   -                         -           *

Robert D. Fisher                              9,983                   -                         -           *

Jay C. Goldman                               10,983                 333                         -           *

David W. Hambrick                            32,113               3,153                       832           *

David E. Haden                               61,932               1,005                         -           *

Frank S. Harkins, Jr.                        32,799              10,000                     2,777           *

Carlin K. Harmon                             43,719                   -                         -           *

Tracy W. Hylton II                           12,019                   -                         -           *

C. Dallas Kayser                             33,949                 465                         -           *

Philip L. McLaughlin                         32,291                 692                    22,108           *

E. M. Payne III                               4,895              51,730                         -           *

Robert T. Rogers                             21,588               2,721                         -           *

Mark H. Schaul                               22,388               1,752                         -           *

James E. Songer, Sr.                         49,999               6,823                         -           *

Albert M. Tieche, Jr.                        28,892                   -                         -           *

Thomas E. Lilly                                 663               4,704                         -           *

James E. Songer II                            5,062               9,936                         -           *

Robert A. Henson                              6,868               9,885                    18,323           *

Matthew B. Call                               2,724               4,484                    16,533           *

John W. Alderman III                          1,020               1,373                    15,745           *

Directors and Executive
 Officers as a group                        681,251             235,800                   158,945         5.43%
---------------------------------------------------------------------------------------------------------------------

* Less than 1%.

(1) Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; (d) held in trust by the Company's 401(k) and Profit Sharing Plan; or (e) held in trust by the Company's Employee Stock Ownership Plan (ESOP).
(2) Includes options to acquire shares of the Company's common stock that are exercisable within 60 days.
(3) Mr. Day resigned as a director and executive officer of the Company effective June 14, 2000.

                       ELECTION OF DIRECTORS (Proposal 1)

     Mr. James E. Songer, Sr. and Dr. D. K. Cales will retire from the Board of Directors effective with the 2000 Annual Meeting. Mr. Phillip W. Cain has chosen not to stand for re-election to the Company's Board of Directors. Messrs. Leon
K. Oxley, Thomas L. McGinnis, and Bernard C. McGinnis resigned from the Board of Directors effective May 15, 2000. Mr. Steven J. Day resigned from the Board of Directors effective June 14, 2000.

     There are six nominees for election as director to serve for terms of three years expiring on the date of the Annual Meeting in 2003. Messrs. Mark H. Schaul, David W. Hambrick, Frank S. Harkins, Jr., and Albert M. Tieche, Jr. currently serve as directors of the Company and will stand for re-election as Class I directors. The Nominating Committee recommended, and the Board of Directors approved, Messrs. Thomas E. Lilly and James E. Songer, II to stand for election as Class I nominees at the 2000 Annual Meeting with the remaining Class I Directors/nominees.

     Each director elected will continue in office until a successor has been elected. It is intended that the persons named in the accompanying proxy will vote to elect the six nominees listed below as directors, unless authority to so vote is withheld. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors of the Company and the names of directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table.

              Name                        Age       Business Experience
-------------------------------------------------------------------------------------------------------
Nominees Whose Terms Expire in 2003:
Mark H. Schaul                            69        President - Charmar Realty Company, Charleston, WV.
Director since 1976

David W. Hambrick                         58        Director - Horizon Bancorp, Beckley, WV from 1993
Director since 1999                                 - 1998; Executive Vice President - Greenbrier
                                                    Valley National Bank, Lewisburg, WV until 1999;
                                                    Director - First National Bank in Marlinton,
                                                    Marlinton, WV until 1999; Executive Vice President
                                                    - Horizon Bancorp, Inc., Beckley, WV until 1998;
                                                    Chief Financial Officer - Horizon Bancorp, Inc.,
                                                    Beckley, WV until 1996.


Frank S. Harkins, Jr.                     61        Chairman of the Board and Chief Executive Officer
Director since 1999                                 - Horizon Bancorp, Inc., Beckley, WV until 1998;
                                                    Director - National Bank of Summers of Hinton,
                                                    Hinton, WV until 1999; Director - Greenbrier
                                                    Valley National Bank, Lewisburg, WV until 1999;
                                                    Director, President, and Chief Executive Officer
                                                    --Bank of Raleigh, Beckley, WV until 1999;
                                                    Director - The Twentieth Street Bank, Inc.,
                                                    Huntington, WV until 1999.



Albert M. Tieche, Jr.                     47        Director - Horizon Bancorp, Inc., Beckley, WV from
Director since 1999                                 1992 - 1998; Administrator and Treasurer - Beckley
                                                    Hospital, Inc., Beckley, WV until 1997; President
                                                    - BHI, Inc. (surviving corporation of Beckley
                                                    Hospital Inc.), Beckley, WV; Director - Bank of
                                                    Raleigh, Beckley, WV until 1999.

Thomas E. Lilly                           61        Chairman of the Board and Chief Executive Officer
                                                    - Lillys' Crown Jewelers Corporation.


James E. Songer, II                       44        President - Songer Insurance Agency; Owner -
                                                    Homeseekers LLC; Former Director - Bank of Raleigh.

Directors Whose Terms Expire in 2001:

William C. Dolin                          63        Director - Horizon Bancorp, Inc., Beckley, WV from
Director since 1999                                 1996 - 1998; President - Dolin Supply Co.,
                                                    Huntington, WV until 1998; President and Part
                                                    Owner - Land Co, LLC, Huntington, WV; Director -
                                                    The Twentieth Street Bank, Inc., Huntington, WV
                                                    until 1999; Director - Twentieth Bancorp, Inc.,
                                                    Huntington, WV until 1996.


Carlin K. Harmon                          63        Executive Vice President - City Holding Company,
Director since 1988                                 Charleston, WV from 1990 - 1999; President & Chief
                                                    Executive Officer - First State Bank and Trust,
                                                    Rainelle, WV until 1997.


Tracy W. Hylton, II                       51        Director - Horizon Bancorp, Inc., Beckley, WV
Director since 1999                                 until 1998; President Eller, Inc., Beckley, WV
                                                    (Surface Mining); President - Gracie, Inc.,
                                                    Mabscott, WV (Land Leasing); President -
                                                    Lightning, Inc., Skelton, WV (Land Leasing); Vice
                                                    President - Nell Jean Enterprises, Inc., Beckley,
                                                    WV (Retail); President - Nell Jean Industries,
                                                    Inc., Mabscott, WV (Mine Supply); President - New
                                                    Land Leasing Company, Inc., Skelton, WV; President
                                                    - Patience, Inc., Skelton, WV (Surface Mining);
                                                    Secretary and Treasurer - Patton, Inc.; Member - T
                                                    & M, LLC, Beckley, WV; Executive Vice President -
                                                    WRM, Inc.; Member - Harper Hotel LLC, Beckley, WV
                                                    (Management Company).

C. Dallas Kayser                          48        C. Dallas Kayser, LC, Pt. Pleasant, WV (Law Firm);
Director since 1995                                 Owner - Twin Rivers Realty, Pt. Pleasant, WV (Real
                                                    Estate); Part Owner - Deerfield Development, Pt.
                                                    Pleasant, WV (Real Estate); Part Owner - Twin K,
                                                    Inc.; Director and Trustee - Pleasant Valley
                                                    Hospital, Inc., Pt. Pleasant, WV (Health Care);
                                                    Trustee - United Methodist Foundation of WV, Inc.
                                                    (Non-profit).


E. M. Payne, III                          64        Director - Horizon Bancorp, Inc., Beckley, WV
Director since 1999                                 until 1998; Partner - File, Payne, Scherer & File,
                                                    Beckley, WV (Law Firm).



Directors Whose Terms Expire in 2002:
Samuel M. Bowling                         63        Vice Chairman of the Board - City Holding Company,
Director since 1983                                 Charleston, WV; Chairman of the Board - City
                                                    Holding Company until 1998; President and Owner -
                                                    Dougherty Co., Inc., Charleston, WV (Mechanical
                                                    Contractor); Owner - S. M. Bowling, Inc.,
                                                    Charleston, WV; Owner - Bowling Enterprises, Inc.,
                                                    Charleston, WV.


David E. Haden                            61        President - RMI, ltd., a division of City National
Director since 1998                                 Bank, Charleston, WV.


R. T. Rogers                              66        Director - Horizon Bancorp, Inc., Beckley, WV from
Director since 1999                                 1985 - 1998; President and Chief Executive Officer
                                                    - R. T. Rogers Oil Co., Hinton, WV (Oil and Fuel
                                                    Distributor); Director - National Bank of Summers
                                                    of Hinton, Hinton, WV until 1999.


Jay C. Goldman                            57        Mayor - City of Charleston, Charleston, WV;
Director since 1988                                 President - Goldman and Associates, Charleston, WV
                                                    (Real Estate).


Robert D. Fisher                          47        Partner - Adams, Fisher & Evans, Ripley, WV (Law
Director since 1994                                 Firm).


Philip L. McLaughlin                      60        Chairman of the Board - City Holding Company,
Director since 1999                                 Charleston, WV; Regional President (Allegheny
                                                    Region) - City National Bank, Charleston, WV;
                                                    President, Chief Operating Officer and Director -
                                                    Horizon Bancorp, Inc., Beckley, WV until 1998;
                                                    President, Chief Executive Officer and Director -
                                                    Greenbrier Valley National Bank, Lewisburg, WV
                                                    until 1999; Director - First National Bank in
                                                    Marlinton, Marlinton, WV until 1999; Director -
                                                    Bank of Raleigh, Beckley, WV until 1999; Director
                                                    - The Twentieth Street Bank, Inc., Huntington, WV
                                                    until 1999.

Hugh R. Clonch                            60        President - Clonch Industries, Dixie, WV (Timber).
Director since 1995

           ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

     The full Board of Directors met 13 times during the fiscal year ended December 31, 1999. The Executive Committee, which consists of Hugh R. Clonch, Steven J. Day, William C. Dolin, Robert D. Fisher, Jay C. Goldman, Tracy W. Hylton, II, C. Dallas Kayser, E. M. Payne, III, R. T. Rogers and James E. Songer, Sr. met three times during the fiscal year ended December 31, 1999. Additionally, the Board of Directors has Nominating, Strategic Planning, Audit and Compensation committees. No director attended fewer than 75% of the meetings of the Company's Board of Directors, Executive Committee or Audit Committee. Each member of the Compensation, Nominating, and Strategic Planning Committees, respectively, attended each meeting held during 1999.

     During 1999, the Audit Committee included Mark Schaul, Chairman, Robert D. Fisher, James E. Songer, Sr., and Albert M. Tieche, Jr., none of whom is employed by the Company. The Committee met six times during 1999. The Audit Committee recommends engagement of the independent auditors, considers the scope of the audit, reviews the activities and recommendations made by the Company's internal auditors, and considers comments made by the independent auditors with respect to the Company's internal control structure.

     During 1999, the Compensation Committee included William C. Dolin, Dr. D.
K. Cales, Robert T. Rogers and Jay C. Goldman, none of whom is employed by the Company. The Compensation Committee makes recommendations to the Board with respect to the compensation of executive officers and certain other officers who participate in the Company's Stock Incentive Plan. The Committee met once during 1999.

     In August of 1999, the Board of Directors formed a Strategic Planning Committee to consider the long-term planning and strategic issues facing the Company. This committee, consisting of Samuel M. Bowling, Hugh R. Clonch, Steven
J. Day, William C. Dolin, C. Dallas Kayser and James E. Songer, Sr. met four times during the fiscal year ended December 31, 1999.

     The Nominating Committee is comprised of Samuel M. Bowling, Hugh R. Clonch, William C. Dolin, Robert D. Fisher, Jay C. Goldman, Tracy W. Hylton, II, C. Dallas Kayser, E. M. Payne, III, Robert T. Rogers, and James E. Songer, Sr. Pursuant to the Company's Amended and Restated Bylaws, the Nominating Committee will consider nominees recommended by shareholders if such recommendations are submitted in writing and delivered or sent by first class registered or certified mail to the President of the Company not less than 14 days and no more than 50 days prior to the date of the 2001 Annual Meeting. Such recommendations should include the name, address, occupation and ownership of shares of Common Stock of the nominee, and the name, address and ownership of shares of Common Stock of the nominating shareholder.

Compensation of Directors

     In 1999, the Company's Directors who were members of the Executive Committee were paid a fee of $3,500 per quarter, regardless of attendance. The Company's Directors who were not members of the Executive Committee were paid $1,500 per quarter, regardless of attendance. The Audit Committee and Compensation Committee members were paid a fee of $500 for each committee meeting attended. Directors who are also officers of the Company and its subsidiaries receive no compensation for attendance.

                   EXECUTIVE OFFICERS OF CITY HOLDING COMPANY

At December 31, 1999, the executive officers of the Company were as follows:

              Name                        Age                        Business Experience
------------------------------------------------------------------------------------------------------
Steven J. Day (1)                         47        President and Chief Executive Officer - City
                                                    Holding Company and City National Bank since 1990

Robert A. Henson                          39        Chief Financial Officer - City Holding Company
                                                    since 1990

Matthew B. Call                           42        Executive Vice President - City Holding Company
                                                    since 1998; Senior Vice President - City Holding
                                                    Company from 1994 - 1998

Larry L. Dawson                           54        Senior Vice President - City Holding Company since
                                                    1997; Chairman of the Board, President and Chief
                                                    Executive Officer - WesBanco Bank Charleston,
                                                    Charleston, WV; Vice President - WesBanco, Inc.,
                                                    Wheeling, WV until 1997

Carlin K. Harmon (2)                      63        Executive Vice President - City Holding Company,
                                                    Charleston, WV from 1990 - 1999; President & Chief
                                                    Executive Officer - First State Bank and Trust,
                                                    Rainelle, WV until 1997

David J. Vida                             33        President - City Mortgage Services, a division of
                                                    City National Bank, Charleston, WV since 1997;
                                                    Executive Vice President - City Mortgage Services,
                                                    1996 - 1997; Vice President Finance/Operations -
                                                    Prime Financial Corporation, Costa Mesa,
                                                    California (Mortgage Servicing) until 1996

John W. Alderman, III                     36        Senior Vice President and Chief Legal Counsel -
                                                    City Holding Company since 1998; Vice President
                                                    and Chief Legal Officer - City Holding Company,
                                                    1997 - 1998; Associate - Steptoe & Johnson,
                                                    Charleston, WV (Law Firm) until 1997

F. Eric Nelson, Jr. (3)                   39        Treasurer and Investment Portfolio Manager - City
                                                    Holding Company since 1994

Peggy L. Schultz                          52        Vice President - Marketing - City Holding Company
                                                    since 1997; Business Development Officer - City
                                                    Holding Company 1993 - 1997

Victoria A. Evans                         39        Senior Vice President - City Holding Company since
                                                    1998; Vice President - City Holding Company 1997 -
                                                    1998; Assistant Vice President - City Holding
                                                    Company 1993 - 1997

David E. Haden                            61        President - RMI, ltd., a division of City National
                                                    Bank, Charleston, WV since its acquisition;
                                                    President - RMI, ltd. since 1987

Joe L. Ellison                            56        Regional President (Capitol Region) - City
                                                    National Bank; Regional President (Ohio Valley
                                                    Region) - City National Bank 1998 - 2000;
                                                    President - Peoples Bank of Pt. Pleasant, Pt.
                                                    Pleasant, WV 1990 - 1997

Jeffrey D. Legge                          36        Senior Vice President and Director of Data
                                                    Processing - City Holding Company since 1998; Vice
                                                    President of Data Processing 1997 - 1998 Assistant
                                                    Vice President of Data Processing 1993 - 1997

(1) Steven J. Day resigned as a director and executive officer of the Company effective June 2000.
(2)  Carlin K. Harmon retired effective June 1999.
(3) F. Eric Nelson, Jr. resigned as an executive officer of the Company effective February 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for the Company's Chief Executive Officer and its other most highly paid executive officers, as well as the total compensation paid to each individual during the Company's last three fiscal years:


                           Summary Compensation Table
                           --------------------------

                                                                                  /(2)/            Securities
          Name and                                               /(1)/          All Other          Underlying
     Principal Position                Year     Salary ($)      Bonus ($)    Compensation ($)      Options (#)
---------------------------------------------------------------------------------------------------------------
Steven J. Day (3)                      1999       240,000              -             25,043           15,000
 President, Chief Executive            1998       209,773              -             18,789           25,900
 Officer and Director                  1997       203,663        107,691             26,485                -

Philip L. McLaughlin                   1999       180,000              -             17,082           15,000
 Executive Vice President and          1998       175,534         23,182              1,600            2,777
 Chairman of the Board                 1997       173,229          4,400                800            3,666

Carlin K. Harmon (4)                   1999        76,678              -            411,736                -
 Executive Vice President              1998       167,256              -             16,054              719
 and Director                          1997       162,384         86,053             24,021                -

Robert A. Henson                       1999       150,000              -             24,084           15,000
 Chief Financial Officer               1998       105,375              -             17,006           15,461
                                       1997       102,306         55,123             24,953                -

Matthew B. Call                        1999       150,000              -             24,965           15,000
 Executive Vice President              1998        92,880              -             16,263           15,339
                                       1997        90,175         40,526             23,536                -

John W. Alderman III                   1999       128,750              -             20,780                -
 Senior Vice President and             1998       128,750              -             16,331           15,143
 Chief Legal Counsel                   1997        83,333         35,000                  -            7,500

(1)  Includes bonus awards under the Company's Incentive Plan.
(2) Includes the imputed value of life insurance benefits, automobile allowances and Company matching and profit-sharing contributions under the Company's Profit-Sharing and 401(k) Plan, which was implemented January 1, 1991, and the Company's ESOP, which was implemented January 1, 1996.
(3) Mr. Day resigned as a director and executive officer of the Company effective June 14, 2000.
(4) Mr. Harmon retired from the Company in June, 1999. Prior to his retirement, Mr. Harmon served City Holding Company as an Executive Vice President since 1990 and, previously, as President and Chief Executive Officer of First State Bank and Trust since 1972. Included in Mr. Harmon's other compensation is $386,603 that was paid in 1999 as an inducement for early retirement.

Summary of Stock Option Activity

     The following table sets forth certain information concerning stock options granted during 1999 to the named executive officers:

                                                                                    Potential Realizable Value
                                                                                    at Assumed Annual Rates of
                                                                                      Stock Appreciation for
                                Individual Grants                                           Option Term
--------------------------------------------------------------------------------------------------------------
                            Number of     % of Total
                           Securities       Options
                           Underlying     Granted to      Exercise
                             Options     Employees in     Price per    Expiration
Name                         Granted         1999           Share         Date           5%            10%
--------------------------------------------------------------------------------------------------------------
Steven J. Day                    15,000          6.30%         15.25     12/6/2004      $63,150       $139,650

Philip L. McLaughlin             15,000          6.30%         15.25     12/6/2004       63,150        139,650

Carlin K. Harmon                      -              -             -             -            -              -

Robert A. Henson                 15,000          6.30%         15.25     12/6/2004       63,150        139,650

Matthew B. Call                  15,000          6.30%         15.25     12/6/2004       63,150        139,650

John W. Alderman, III                 -              -             -             -            -              -

     The following table summarizes options exercised during 1999 and presents the value of unexercised options held by the named executives at December 31, 1999:

                                                                    Number of Securities          Value of Unexercised
                                                                   Underlying Unexercised       In-the-Money Options at
                                                                 Options at Fiscal Year-End       Fiscal Year-End ($)
                          Shares Acquired on    Value Realized      (#) Exercisable (E)/            Exercisable (E)/
         Name                Exercise (#)             ($)             Unexercisable (U)            Unexercisable (U)
-------------------------------------------------------------------------------------------------------------------------
Steven J. Day                        -                  -                39,043 (E)                        -
                                                                         17,516 (U)                        -

Philip L. McLaughlin             4,444             $16,589               22,108 (E)                        -
                                                                         13,222 (U)

Carlin K. Harmon                     -                   -                    -                            -

Robert A. Henson                     -                   -               18,323 (E)                        -
                                                                         19,014 (U)                        -

Matthew B. Call                      -                   -               16,533 (E)
                                                                         19,014 (U)

John W. Alderman, III                -                   -               15,745 (E)                        -
                                                                          7,014 (U)                        -

Compensation Committee Report on Executive Compensation

To the Board of Directors of City Holding Company:

     The Compensation Committee of the Board of Directors of the Company submits the following report of its deliberations with respect to compensation of the Company executives, including the Company's Chief Executive Officer, Mr. Day, for 1999:

     City Holding executives are generally compensated under the Company's Incentive Plan (the "Incentive Plan") adopted in 1992. The Incentive Plan is designed to link executive compensation to the performance of the Company and to provide levels of compensation adequate to attract and to retain quality management.

     Compensation under the Incentive Plan includes base salaries with provisions for annual increases and bonuses, including stock options, based on individual and corporate performance. Bonuses are paid one-half in cash and one-half in Common Stock, while stock options are awarded at the Committee's discretion. Maximum salary increases (as a percentage of the percentage increase in the Consumer Price Index) and bonuses, including stock options, (as a percentage of salary) are calculated under the Incentive Plan based upon performance as measured by annual return on average assets and return on average equity. The Committee believes that these ratios best measure performance that is likely to translate into increased shareholder value. The Incentive Plan may be amended or rescinded at any time.

     Base Salaries. Base salaries for Mr. Day, Mr. McLaughlin, Mr. Henson and Mr. Call were determined in accordance with the minimum salary provisions of their respective employment agreements. Base salaries for all other executives were not increased in 1999.

     Annual Bonuses. For performance in 1999, no bonus awards have been granted.

     Stock Options. Executive officers of the Company were awarded 87,500 stock options during 1999, including 15,000 each to Messrs. Day, McLaughlin, Henson and Call. Stock options were awarded at an exercise price equal to the fair market value of the Company's common stock on the date of grant and are exercisable, with vesting provisions, over a five-year term.

                              Respectfully submitted,



                              Dr. D. K. Cales
                              William C. Dolin
                              Jay C. Goldman
                              Robert T. Rogers


              OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

Employment and Consulting Agreements

     The Company has entered into employment agreements with Steven J. Day, Philip L. McLaughlin, Robert A. Henson and Matthew B. Call (individually, the "named executive"). The agreements specify terms of employment, including compensation. The contracts were entered into on December 31, 1998 and terminate on the day next preceding the fifth (for Messrs. Day and McLaughlin) and third (for Messrs. Henson and Call) anniversary of the date of the contracts, except that on each monthly anniversary date, the agreements are automatically extended for an additional month. The agreements provide that if the named executive voluntarily terminates his employment at any time after December 31, 1999, the named executive will be entitled to receive annually 60% of his Termination Compensation, as defined, until the earlier of (i) five years from the date on which the named executive voluntarily terminates employment or (ii) the date on which the named executive reaches age 65. In the event the named executive's employment is terminated by the Company other than for "just cause", the named executive will receive the highest amount of annual cash compensation received during any of the preceding five calendar years in each year until the end of the term of the agreement. In the event of a change of control of the Company, the named executive may voluntarily terminate employment with the Company up until twenty-four months after the change of control and be entitled to receive in lump sum (i) any compensation due but not yet paid through the date of termination and (ii) an amount equal to Termination Compensation multiplied by a factor of 2.99.

     The Company has also entered into an employment and consulting agreement with Frank S. Harkins, Jr., a director. The agreement was entered into on December 31, 1998 and specified a term of employment until June 1, 1999, with a consulting arrangement comprising business development and retention activities commencing on that date and continuing for five years thereafter. The agreement specifies the terms of the employment and consulting arrangement, including annual compensation of $200,000. In the event Mr. Harkins' employment or consulting arrangement is terminated by the Company other than for "just cause", Mr. Harkins will continue to receive the annual cash compensation in each year until the end of the term of the agreement.

     The Company has also entered into an employment agreement with John W. Alderman, III. This agreement also specifies terms of employment, including compensation. The contract was entered into on April 21, 1997, and terminates forty-five months from that date. The agreement provides that the Company may only terminate the employment of Mr. Alderman for good cause, as defined.

     The Company entered into a three and one-half year non-competition agreement with Leon K. Oxley on May 15, 2000. Pursuant to the terms of the agreement, Mr. Oxley received a single lump sum distribution of approximately $182,000.

     The Company entered into a five-year non-competition agreement with each of Thomas L. McGinnis and Bernard C. McGinnis on May 15, 2000. Pursuant to the terms of those agreements, Mr. Thomas L. McGinnis and Mr. Bernard C. McGinnis, respectively, will receive approximately $66,000 and $102,000 annually for a period of five years from the date of those agreements. Additionally, the Company will provide, during the five-year term of the agreements, health and life insurance conveying substantially the same coverage in place at the time of their resignations.

     Mr. Day resigned as a director and executive officer of the Company effective June 14, 2000. With the Board of Directors concurrence, Mr. Day's resignation was characterized as a "termination without Just Cause" under the terms of his employment agreement. Mr. Day will receive an estimated $294,000 annually for a period of five years from the date of his resignation. Additionally, the Company will continue to provide health insurance coverage for Mr. Day and his family for five years, and Mr. Day retained ownership of certain Company assets dedicated to his personal use.

Stock Incentive Plan

Shares Subject to Option; Administration

     The Company's Compensation Committee administers the Stock Incentive Plan. The Committee may delegate its authority to administer the Stock Incentive Plan to an officer of the Company. Under the Stock Incentive Plan a total of 1,300,000 shares of Common Stock may be issued upon the exercise of options, stock appreciation rights and stock awards. This limitation can be adjusted, as the Compensation Committee determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events.

Eligibility

     Key employees of the Company and its related entities and individuals who provide services to the Company and its related entities are eligible to participate in the Stock Incentive Plan.

Plan Benefits

     The Committee may, from time to time, grant stock options, stock appreciation rights ("SARs"), or stock awards to Stock Incentive Plan participants. Options granted under the Stock Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. The Committee will fix the option price at the time the option is granted, but in the case of an ISO, the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash, or, with the Committee's consent, with shares of Common Stock, a combination of cash and Common Stock, or in installments.

     SARs entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant.

     SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates.

     Participants may also be awarded shares of Common Stock pursuant to a stock award. The Committee may prescribe that a participant's right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the participant continue employment with the Company for a specified period or that the Company or the participant achieves stated objectives.

     The Stock Incentive Plan provides that outstanding options and SARs will become exercisable and outstanding stock awards will be earned in full and nonforfeitable upon a change in control.

Duration of Stock Incentive Plan

     No option, SAR or stock award may be granted under the Stock Incentive Plan after March 8, 2003.

Termination, Suspension, or Amendment of Stock Incentive Plan

     The Company's Board of Directors may, without further action by shareholders, terminate or suspend the Stock Incentive Plan in whole or in part. The Board of Directors may also amend the Stock Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Stock Incentive Plan or changes the class of individuals who may be selected to participate in the Plan will become effective until it is approved by shareholders.

Employee Benefit Plans

     Under the Company's Profit Sharing & 401(k) Plan (the "Plan"), a deferred compensation plan under the Internal Revenue code, eligible participants, including Messrs. Day, McLaughlin, Henson, Call, and Alderman, may contribute from 1% to 15% of pre-tax earnings to their Plan accounts. Contributions may be invested in any of six investment options as selected by the participant, including Company Common Stock. The Company matches, in its Common Stock, 50% of the first 6% of earnings contributed by each participant. Although the profit sharing features of this Plan remain intact, future profit sharing contributions, if any, are expected to be made to the Employee Stock Ownership Plan.

     City Holding Company's Employees Stock Ownership Plan ("ESOP"), covers all eligible employees, including Messrs. Day, McLaughlin, Henson, Call, and Alderman, who have completed one year of service and have attained the age of
21. The ESOP plan was created January 1, 1996, and includes both a Money Purchase and a Stock Bonus feature. Annually, the Company will contribute to the Money Purchase account an amount equal to 9% of eligible compensation. The Stock Bonus account contributions are discretionary and are determined annually by the Company's Board of Directors. For the year ended December 31, 1999, ESOP contributions for Messrs. Day McLaughlin, Henson, Call, and Alderman equaled 9% of the 1999 maximum contribution limit as set forth by the Internal Revenue Service. Contributions to all executive officers of the Company aggregated $148,000, and included contributions of $14,400, $12,500, $14,064, $14,143, and
$12,081, respectively, to Messrs. Day, McLaughlin, Henson, Call, and Alderman.

                               STOCK PERFORMANCE

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to City Holding Company's shareholders during the five-year period ended December 31, 1999, as well as an overall stock market index (The Nasdaq Stock Market Index) and the Company's Peer Group. The Peer Group consists of publicly-traded financial institutions over $1 billion but less than $5 billion in assets headquartered in Ohio, Pennsylvania, Virginia, Kentucky, and Maryland.


                                    [GRAPH]

                             1994      1995      1996      1997     1998      1999
City Holding Company          100      97.24    111.80    188.85    149.01     66.51
Peer Group                    100     129.71    160.42    279.29    261.95    248.06
NASDAQ Stock Market Index     100     133.24    161.18    197.16    278.08    490.46

        CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     During 1999, the Company and its subsidiaries had, and expect to have in the future, banking transactions with officers and directors of the Company, their immediate families and entities in which they are principal owners (more than 10% interest). The transactions are in the ordinary course of business and on substantially the same terms, including interest rates and security, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable factors.

     The Company has entered into employment agreements and an employment and consulting agreement with certain of its named executive officers and directors. See Employment and Consulting Agreements above under the section titled Other Executive Compensation Plans and Arrangements.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers, directors and 10% shareholders are required under the Securities and Exchange Act of 1934 (the "Exchange Act") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to City Holding. Based solely upon the review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 1999, all filing requirements applicable to its officers, directors and 10% shareholders were met, except with respect to: Samuel M. Bowling made one late Form 4 filing; William C. Dolin made one late Form 4 filing; Frank S. Harkins, Jr. made two late Form 4 filings; Leon
K. Oxley made one late Form 4 filing; Mark H. Schaul made one late Form 4 filing; Albert M.

Tieche, Jr. made one late Form 4 filing; Larry L. Dawson made one late Form 4 filing and Peggy L. Schultz made one late Form 4 filing.

               APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)

     Subject to ratification by the Company's shareholders, the Company's Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2000.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation

     The affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting is required to ratify the appointment of Ernst & Young LLP. The Board of Directors unanimously recommends the shareholders vote "FOR" such ratification.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters are brought before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.


                                      By Order of the Board of Directors,



                                      /s/ Victoria A. Evans
                                      ---------------------------------
                                      Victoria A. Evans
                                      Secretary
June 21, 2000

                             CITY HOLDING COMPANY
                             Post Office Box 7520
                     Charleston, West Virginia 25356-0520

         PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - JULY 17, 2000
 (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITY HOLDING
                                   COMPANY)

  The undersigned shareholder of City Holding Company hereby appoints John W. Alderman, III and Victoria A. Evans and each of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of City Holding Company held of record by the undersigned on June 8, 2000 at the 2000 Annual Meeting of Shareholders to be held on July 17, 2000 or any adjournment or adjournments thereof. The undersigned shareholder authorizes the proxies to cumulate their votes at their discretion.

Management and the Board of Directors recommends a vote FOR Proposals 1 and 2.

(1) PROPOSAL TO ELECT SIX CLASS I DIRECTORS TO SERVE FOR A TERM OF THREE
    YEARS.

     FOR [_] (except as marked to the contrary below)     WITHHOLD AUTHORITY [_]

  Mark H. Schaul, Albert M. Tieche, Jr., David W. Hambrick, Thomas E. Lilly,
                  Frank S. Harkins, Jr., James E. Songer, II

    To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.

(2) PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT AUDITORS FOR CITY HOLDING COMPANY FOR 2000

                    FOR [_]       AGAINST [_]          ABSTAIN [_]

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

                                         Dated___________________________ , 2000

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature, if held jointly

                                         Please date and sign exactly as name
                                         appears hereon. If shares are held
                                         jointly, each shareholder should
                                         sign. Agents, executors,
                                         administrators, guardians, trustees,
                                         etc. should use full title, and, if
                                         more than one, all should sign. If
                                         the shareholder is a corporation,
                                         please sign full corporate name by
                                         the president or another authorized
                                         officer. If a partnership, please
                                         sign in partnership name by
                                         authorized person.

                                         Please mark, sign, date and return
                                         the proxy promptly using the
                                         enclosed envelope.